Exhibit 23.1

Webb & Company, PA.
Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 Amendment 3 of our report dated July 23, 2008 relating to the financial statements of Inscrutor, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/  Webb & Company, P.A.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
October 2, 2008

1501 Corporate Drive, Suite 150 • Boynton Beach, FL 33426
Telephone: (561) 752-1721 • Fax: (561) 734-8562
www.cpawebb.com